Exhibit 3.8

Amended and Restated Bylaws

AMENDED and RESTATED

BYLAWS

OF

GLOBALSCAPE, INC.

(Effective as of January 30, 2003)

i

ii

Section 8.	Insurance
Section 9.	Resignation
Section 10.	Amendment of Bylaws
Section 11.	Invalid Provisions
Section 12.	Relation to the Certificate of Incorporation
Section 14.	The term “public announcement”
Section 15.	The term “ electronic transmission”

iii

AMENDED AND RESTATED

BYLAWS

OF

GLOBALSCAPE, INC.

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office and registered agent of GlobalSCAPE, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.  Place of Meetings.

(a)  All meetings of the stockholders will be held at such place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if no place is designated, at the principal executive office of the Corporation.  The Board of Directors, may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, buy may instead be held solely by means of remote communication in accordance with the Delaware General Corporation Law, as amended from time to time (the “Delaware General Corporation Law”).

(b)  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt and the provisions of the Delaware General Corporation Law, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.  Annual Meetings.  An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called by the Chairman of the Board or the Board of Directors.  Business transacted at special meetings will be confined to the purposes stated in the notice of the meeting.

Section 4.  Notice.  Notice stating the place, if any, day and hour of any meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at the meeting.  Any previously scheduled meeting of stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public announcement given prior to the date of such meeting.

Section 5.  Nominations and Stockholder Business.

(a)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Article II, subsection 5(b), who is entitled to vote at the meeting, and who complies with the notice procedures of Article II, subsection 5(b). Nominations of persons for election to the Board of Directors of the Corporation may be made at and voted on at a special meeting of the stockholders if the Board of Directors has determined that directors shall be elected at the meeting.  If the Board of Directors has determined that directors shall be elected at a special meeting, nominations of persons for election to the Board of Directors of the Corporation may be made at the special meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Article II, subsection 5(c), who is entitled to vote at the meeting, and who complies with the notice procedures set forth in Article II, subsection 5(c).

(b)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely under this subsection 5(b), a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than

30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)  For nominations to be properly brought before a special meeting by a stockholder pursuant to this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely under this subsection 5(c), a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)  A stockholder’s notice under Article II, subsections Section 5(b) and 5(c) shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Section 6.  List of Stockholders.  At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books.  Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting during ordinary business hours at the principal executive office of the Corporation.  If the meeting is to be held at a place, such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7.  Quorum.  At all meetings of the stockholders, the presence in person or by proxy of the holders of thirty three and one third percent (33 1/3%) of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.  If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 8.  Conduct of Business.  The Chairman of the Board of Directors, or such other person as the board of directors may have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting.  The Secretary of the Corporation shall be the secretary of the meeting, or, in his or her absence, such other person as the chairman of the meeting may appoint.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting as seem to him or her in order, including the manner of voting and the conduct of discussion.  The time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 9.  Voting.  When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares present entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question.  The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 10.  Action by Consent.  Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the minute book.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 11.  Method of Voting.  Unless otherwise provided in the Certificate of Incorporation each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one (1) vote for each share of capital stock held by such stockholder.   Each such stockholder may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period.    A proxy under this section may be:

(i)  a writing executed by a stockholder or by the stockholder’s authorized officer, director, employee or agent, with execution to be made by any reasonable means, including, but not limited to facsimile transmission, or

(ii)  an electronic transmission to the person who will be the holder of the proxy or to a person duly authorized to receive such transmission by the person who will be the holder of the proxy, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting.  Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.

Section 12.  Record Date.  (a)  The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting.  In the absence of any action by the Board of Directors, the close of business on the date preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day preceding the day on which the meeting is held will be the record date.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)  The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action is required by the Delaware General Corporation Law shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the minute book.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law the record date for determining stockholders entitled to vote shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Management.   The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Qualification; Election; Term.  None of the Directors need be a stockholder of the Corporation, a resident of the State of Delaware, or a citizen of the United States.  The Directors will be elected by written ballot, by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each Director elected will hold office until whichever of the following occurs first:  his or her successor is elected and qualified, his or her resignation, his or her removal from office by the stockholders, or his or her death.

Section 3.  Number.  The number of Directors which shall constitute the Board of Directors shall be not less than one (1).  The first Board of Directors shall consist of the number of Directors named in the Certificate of Incorporation.  Thereafter, the number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof, but shall never be less than one (1).

Section 4.  Changes in Number.  No change in the authorized number of Directors shall increase or shorten the term of any Director, and any decrease shall become effective only as and when the term or terms of office of the Directors affected thereby shall expire, or a vacancy or vacancies shall occur.  Any directorship to be filled by reason of an increase in the number of Directors may be filled by (i) the stockholders at any annual or special meeting of stockholders called for that purpose or (ii) the Board of Directors for a term of office continuing only until the next election of one or more Directors by the stockholders.  Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series then in office or by a sole remaining Director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining Directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Certificate of Incorporation.

Section 5.  Removal.  Any Director may be removed either for or without cause, at any special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director; provided that notice of the intention to act upon such matter has been given in the notice calling such meeting.

Section 6.  Vacancies.  Vacancies occurring in the Board of Directors caused by death, resignation, or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose, and each successor Director so chosen will hold office until whichever of the following occurs first:  his or her successor is elected and qualified, his resignation, his or her removal from office by the stockholders, or his or her death.

Section 7.  Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 8.  Telephone and Similar Meetings.  Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 9.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

Section 10.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board on oral or written notice to each Director, given either personally, by telephone, by electronic transmission, or by mail, delivered not less than twenty four (24) hours in advance of the meeting; special meetings will be called by the Chairman of the Board in like manner and on like notice on the written request of at least one-third (1/3) of the Directors then in office.  The purpose or purposes of any special meeting will be specified in the notice relating thereto.

Section 11. Quorum.  At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed by these Bylaws will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 12. Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:  (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 13. Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate committees, each committee to consist of one (1) or more directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution.  Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided in Article III, Section 10 of these Bylaws.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 14. Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if all the members of the Board of Directors or such committee, as the case may be consent thereto in writing or by electronic transmission and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 15. Compensation of Directors.   Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICE

Section 1.  Form of Notice.  Whenever by law, the Certificate of Incorporation or these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given as follows:

(i)                                     in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation.  Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mails; or

(ii)                                  by a form of electronic transmission consented to by the stockholder or Director to whom the notice is given.  Any such consent shall be revocable by the stockholder or Director by written notice to the Corporation.  Any such consent shall be deemed revoked if (A) the Corporation is unable to deliver by electronic transmission 2 consecutive notices given by the Corporation in accordance with such consent and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Any notice permitted to be given by electronic transmission will be deemed to be given: (A) if by facsimile telecommunication when directed to a number which the stockholder or director has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (C) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; (D) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.  Waiver.  Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice.  Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

ARTICLE V

OFFICERS AND AGENTS

Section 1.  In General.  The officers of the Corporation will be elected by the Board of Directors and will be a President, a Secretary and a Treasurer.  The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, Assistant Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.  Any two or more offices may be held by the same person.

Section 2.  Other Officers and Agents.  The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

Section 3.  Compensation.  The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

Section 4.  Term of Office and Removal.  Each officer of the Corporation will hold office until his or her death, his or her resignation or removal from office, or the election and qualification of his or her successor, whichever occurs first.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 5.  Employment and Other Contracts.  The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances.  The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate.  Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

Section 6.  Chairman of the Board of Directors.  If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors.  Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation.  During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

Section 7.  President.  The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation.  He or she will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors.  The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.  Vice Presidents.  Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him or her.  In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

Section 9. Secretary.  The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.  The Secretary will perform like duties for the Board of Directors and committees thereof when required.  The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors.  The Secretary will keep in safe custody the seal of the Corporation.  The Secretary will be under the supervision of the President.  The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

Section 10. Assistant Secretaries.  The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary.  They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

Section 11. Treasurer.  The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

Section 12. Assistant Treasurers.  The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer.  They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

Section 13. Bonding.  The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VI

STOCK CERTIFICATES; UNCERTIFICATED SHARES

Section 1.  Shares.  The shares of the Corporation shall be represented by certificates, in such form as may be determined by the Board of Directors, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary.  Any or all signatures on the certificates may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2.  Lost Certificates.  The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.  When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

Section 3.  Transfer of Shares.  Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  Registered Stockholders.  The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation.  The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend.  In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

Section 2.  Reserves.  There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.  Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

Section 3.  Books and Records.  The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 4.  Fiscal Year.  The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

Section 5.  Seal.  The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 6.  Advances of Expenses.  Except as restricted by the Delaware General Corporation Law the Corporation will advance to its directors and officers, and may by resolution of its Board of Directors advance to other persons, expenses incurred by them for which indemnification is required as described in Article VIII, Section 8 “Indemnification” of these Bylaws or the Certificate of Incorporation of the Corporation, provided that the officer, director or other person undertakes in writing to repay all amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified under these Bylaws or the Certificate of Incorporation.

Section 7.  Indemnification.  The Corporation shall indemnify each director and officer of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.  Notwithstanding the foregoing, the Corporation shall submit the issue of indemnification with regard to liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) to a court of appropriate jurisdiction to determine whether such indemnification by the Corporation is against public policy as expressed in the 1933 Act, unless in the opinion of the Corporation’s counsel the matter has been settled by controlling precedent, and the Corporation shall be governed by the final adjudication of such issue.

Section 8.  Insurance.  The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.

Section 9.  Resignation.  Any director, officer or agent may resign by giving notice in writing or by electronic transmission to the President or the Secretary.  Such resignation will take effect at the time specified therein or immediately if no time is specified therein.  Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 10. Amendment of Bylaws.  These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Section 11. Invalid Provisions.  If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

Section 12. Relation to the Certificate of Incorporation.  These Bylaws are subject to, and governed by, the Certificate of Incorporation.

Section 13.  The Term “public announcement.”  The term “public announcement” as used in these Bylaws shall mean disclosure either in a press release reported by the Dow Jones News Service, Associated Press or a comparable national new service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 14.  The Term “electronic transmission.”  The term “electronic transmission” as used in these Bylaws means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.